As filed with the Securities and Exchange Commission on July 12, 2018
Registration No. 333-173785

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 POST EFFECTIVE AMENDMENT NO. 2 TO

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

W. R. Grace & Co.
(Exact Name of Registrant as Specified in its Charter)

Delaware	65-0773649
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation or organization)

7500 Grace Drive
Columbia, Maryland 21044
(Address of Principal Executive Offices including zip code)

W. R. Grace & Co. 2011 Stock Incentive Plan
W. R. Grace & Co. Amended and Restated 2011 Stock Incentive Plan
(Full titles of the plans)

Mark A. Shelnitz
Senior Vice President, General Counsel and Secretary
W. R. Grace & Co.
7500 Grace Drive
Columbia, Maryland 21044
(410) 531-4000
(Name, address, including zip code, and telephone
number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

DEREGISTRATION

On April 28, 2011, W. R. Grace & Co. (the “Company”) filed Registration Statement on Form S-8 (Registration Statement No. 333-173785) (the “Registration Statement”) registering 2,100,000 shares of the Company’s Common Stock, par value $0.01 per share (the “Common Stock”) for issuance pursuant to the W. R. Grace & Co. 2011 Stock Incentive Plan (the “2011 Plan”). On May 1, 2013, the Company filed Post Effective Amendment No. 1 to the Registration Statement registering 800,000 additional shares of Common Stock of Common Stock for issuance pursuant to the W. R. Grace & Co. Amended and Restated 2011 Incentive Stock Plan (the "Amended and Restated 2011 Plan"). The Company is no longer issuing securities under the 2011 Plan or the Amended and Restated 2011 Plan. In accordance with the undertakings contained in Part II of the Registration Statement and Item 512 of Regulation S-K, the Company is filing this Post-Effective Amendment No. 2 to remove from registration all shares of the Common Stock that were registered under the Registration Statement and remain unissued.

ITEM 8. EXHIBITS.

The following exhibits have been filed with this Registration Statement:

Exhibit Number	Description

24	Power of Attorney

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 2 to the Company’s Registration Statement on Form S-8 (Registration No. 333-173785) to be signed on its behalf by the undersigned, thereunto duly authorized, in Columbia, Maryland.

W. R. GRACE & CO.

	By:	/s/ A. E. Festa
A. E. Festa
Chairman and Chief Executive Officer
Date: July 12, 2018

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 to the Company's Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ A. E. Festa	Chairman and Chief Executive Officer	July 12, 2018
A. E. Festa	(Principal Executive Officer)

/s/ Hudson La Force	Director, President and Chief Operating Officer	July 12, 2018
Hudson La Force	(Acting Principal Financial Officer)

/s/ William C. Dockman	Vice President and Controller	July 12, 2018
William C. Dockman	(Principal Accounting Officer)

Signature		Title
R. F. Cummings, Jr.	}
J. Fasone Holder	}
D. H. Gulyas	}
J. N. Quinn	}	Directors
C. J. Steffen	}
M. E. Tomkins	}
S. Yanai	}

By:	/s/ Mark A. Shelnitz
Mark A. Shelnitz
Attorney-in-Fact

Date:	July 12, 2018

EXHIBIT INDEX

Exhibit Number	Description

24	Power of Attorney